Exhibit 99.1

NGL Energy Partners LP Announces Sale of South Pecos Water Disposal Assets to
WaterBridge Resources LLC

TULSA, Okla. - (BUSINESS WIRE) - NGL Energy Partners LP (NYSE:NGL) (“NGL,” “our,” or the “Partnership”) today announced that it has signed a definitive agreement to sell its South Pecos Water Disposal Assets to a subsidiary of WaterBridge Resources LLC (“WaterBridge”) for $238.8 million in cash proceeds at closing plus additional consideration upon meeting certain criteria.

A summary of the transaction includes:

•	The Partnership is selling nine saltwater disposal facilities plus additional disposal permits in southern Reeves and Ward counties to WaterBridge

•	Proceeds will be used to reduce outstanding indebtedness, improve compliance leverage to under 3.0x by fiscal year-end, and enhance liquidity

•
NGL is focusing its substantial Delaware Basin Water Disposal operations in northern Reeves, Loving and Winkler counties in Texas and southern Eddy and Lea counties in New Mexico around the Texas and New Mexico state-line area where it has recently acquired a large land position and developed additional disposal facilities and significant pipeline infrastructure

•	NGL continues to focus on a “self-funding” model for growth opportunities as well as reducing overall leverage

“The focus of our Delaware Basin Water Solutions strategy has been centered around our consolidated and growing position in central Reeves County, north to the Texas / New Mexico state line and up into Lea and Eddy County. We will continue to have over 1.0 million barrels per day of permitted disposal capacity in the Delaware Basin following this transaction, with substantial land positions and multiple pipeline projects,” stated Mike Krimbill, NGL’s CEO. “This transaction allows NGL to focus more fully on this core area of growth and high return opportunities while helping to also achieve our goals of a “self-funding” model and reducing overall leverage.”

The purchase price at closing includes certain assets that consist of: nine existing saltwater disposal facilities; all disposal agreements, commercial, surface and other contracts related to those facilities; pipelines connected to the facilities; and several disposal permits. All of the assets contemplated under this transaction are located near the town of Pecos, Texas in southern Reeves and Ward counties. The transaction is subject to certain regulatory and other customary closing conditions and is expected to close within 45 days.

Advisors and Counsel
Barclays is acting as financial advisor to NGL. McAfee & Taft in Tulsa, Oklahoma is acting as legal counsel for NGL.

Forward Looking Statements

Certain matters contained in this Press Release include "forward-looking statements." All statements, other than statements of historical fact, included in this Press Release may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, the risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. NGL owns and operates a vertically integrated energy business with four primary businesses: Crude Oil Logistics, Water Solutions, Liquids, and Refined Products and Renewables. NGL completed its initial public offering in May 2011. For further information, visit the Partnership’s website at www.nglenergypartners.com.

NGL Energy Partners LP
Trey Karlovich, 918-481-1119
Chief Financial Officer and Executive Vice President
Trey.Karlovich@nglep.com
or
Linda Bridges, 918-481-1119
Senior Vice President - Finance and Treasurer
Linda.Bridges@nglep.com